Exhibit 10.3

ASSIGNMENT AND AMENDMENT OF EMPLOYMENT AGREEMENT

This Assignment and Amendment of Employment Agreement (this “Assignment and Amendment”) is entered into effective as of January 31, 2016, by and between Tailored Brands, Inc., a Texas corporation (“TBI”), Tailored Shared Services, LLC, a Delaware limited liability company (“SSU”), The Men’s Wearhouse, Inc., a Texas corporation (the “TMW”), and Douglas S. Ewert (“Executive”).

R E C I T A L S:

WHEREAS, TMW and Executive entered into an Amended and Restated Employment Agreement dated April 22, 2015 (the “Existing Agreement”);

WHEREAS, on the date hereof, TMW reorganized into a holding company structure pursuant to which TMW became a wholly-owned subsidiary of TBI, and TMW transferred the operations and employees associated with the shared service functions of the company to SSU; and

WHEREAS, as a result of such reorganization, TMW desires to transfer to TBI all of TMW’s rights, title and interest in, to and under the Existing Agreement, and TBI desires to acquire such rights, title and interest in, to and under the Existing Agreement, all upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.                                      Assignment.  Subject to the terms and conditions contained herein, TMW hereby assigns and delivers to TBI and its successors and assigns, all of TMW’s rights, title and interest in, to and under the Existing Agreement, and TBI accepts such assignment.

2.                                      Assumption of Liabilities.  TBI agrees to assume all of TMW’s obligations under the Existing Agreement (collectively, the “Assumed Liabilities”).  TBI agrees, or shall cause SSU where applicable, to fully perform and assure payment of the Assumed Liabilities in accordance with their respective terms.  TBI hereby further agrees to be bound by and act in accordance with all terms and conditions set forth in the Existing Agreement.

3.                                      Amendments.

A.                                    Section 1 of the Existing Agreement is amended and restated in its entirety as follows: “Employment and Duties.  The Company hereby agrees to employ Executive as Chief Executive Officer of the Company, and Executive hereby accepts such employment and agrees to serve the Company in such capacity on the terms and subject to the conditions set forth in this Agreement.  Executive hereby acknowledges and agrees that while he serves as the Chief Executive Officer of the Company, he will be formally employed by Tailored Shared Services, LLC, an indirect wholly owned subsidiary of the Company.”

B.                                    The Existing Agreement shall be amended throughout such that all references therein to the “Company” shall be deemed to be references to TBI, unless the context specifically requires otherwise.

4.                                      Consent to Assignment.  Executive hereby consents to the assignment of the Existing Agreement from TMW to TBI and agrees to serve as the Chief Executive Officer of TBI and to be employed by SSU.  Executive further acknowledges and agrees that none of the transactions contemplated hereby shall constitute a termination, either with or without cause, or give rise to a claim for termination for good reason under the Existing Agreement.

5.                                      Miscellaneous.

A.                                    This Assignment and Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

B.                                    This Assignment and Amendment shall be governed and construed under and interpreted in accordance with the laws of the State of Texas without giving effect to the doctrine of conflict of laws.

C.                                    Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

D.                                    This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which, taken together, will constitute one and the same instrument.  Original signatures hereto may be delivered by facsimile which will be deemed originals.

[SIGNATURES INCLUDED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Assignment and Amendment to be executed effective as of the date first written above.

THE MEN’S WEARHOUSE, INC.

By:	/s/ CAROLE L. SOUVENIR
Name: Carole L. Souvenir
Title: Executive Vice President — Employee Relations

TAILORED BRANDS, INC.

By:	/s/ JON W. KIMMINS
Name: Jon W. Kimmins
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Principal Financial
Officer

TAILORED SHARED SERVICES, LLC

By:	/s/ A. ALEXANDER RHODES
Name: A. Alexander Rhodes
Title: Executive Vice President, General Counsel
and Chief Compliance Officer

EXECUTIVE:

/s/ DOUGLAS S. EWERT
DOUGLAS S. EWERT